ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2022 RESULTS
NEW YORK—July 27, 2022—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended June 30, 2022.

Financial Highlights
•GAAP net income of $0.55 per average common share for the quarter
•Earnings available for distribution (“EAD”) of $0.30 per average common share for the quarter; up $0.02 from the prior quarter with dividend coverage of over 135%
•Economic return (loss) of (9.6%) for the second quarter
•Annualized GAAP return on average equity of 30.6% and annualized EAD return on average equity of 17.5%
•Book value per common share of $5.90
•GAAP leverage of 5.4x, up from 5.3x in the prior quarter; economic leverage of 6.6x, up from 6.4x in the prior quarter
•Declared quarterly common stock cash dividend of $0.22 per share

Business Highlights
Investment and Strategy
•Total assets of $82.3 billion, including $74.9 billion in highly liquid Agency portfolio(1)
•Annaly's Agency portfolio decreased modestly during the quarter, while capital allocation was roughly unchanged at 71%
–Reduced exposure to lower coupons (2.0% - 3.0%) through TBA and specified pool sales and rotated into higher coupons (3.5% - 5.0%) primarily through TBA purchases
•Annaly's Mortgage Servicing Rights ("MSR") platform grew assets by 41% to $1.7 billion(2) during the second quarter with MSR representing 15% of dedicated equity capital, up from 9% in the prior quarter
•Annaly’s Residential Credit portfolio increased 10% during the quarter to $4.8 billion(1), driven by opportunistic CRT and NPL/RPL purchases within its securities portfolio
•Closed previously announced sale of Annaly's Middle Market Lending portfolio(3)

Financing and Capital
•$6.3 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.5 billion
•Average GAAP cost of interest bearing liabilities increased 64 basis points to 1.12% and average economic cost of interest bearing liabilities increased 22 basis points to 1.11%
•Annaly's Residential Credit Group closed five whole loan securitizations totaling $2.0 billion during the second quarter and is the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS(4)
•Annaly's Residential Credit Group added $500 million of credit facility capacity during the second quarter
•Annaly's Mortgage Servicing Rights platform closed a $500 million credit facility subsequent to quarter end(5)
•Raised nearly $1 billion of accretive common equity in the first half of 2022, including $742 million through a common stock follow-on offering in May(6)

Corporate Responsibility & Governance
•Published third Corporate Responsibility Report, demonstrating Annaly’s continued progress on its ESG goals and initiatives
•Included in the FTSE4Good Index for the fourth consecutive year, recognizing our strong ESG practices

“The operating environment remained challenging during the second quarter as persistent spread widening and rate volatility roiled financial markets while intensifying concerns about global economic growth contributed to risk-off sentiment,” remarked David Finkelstein, Annaly’s Chief Executive Officer and President. “These pressures weighed on our book value, though our portfolio again generated earnings that exceeded our dividend. Despite these challenges, we remain constructive on the outlook for Agency MBS given historically attractive new investment returns and increased clarity from the Federal Reserve on the path forward for interest rate hikes and quantitative tightening.

“Additionally, we were pleased to close the sale of our Middle Market Lending business during the quarter, which completes our transition to a dedicated housing finance REIT. Our Residential Credit and Mortgage Servicing Rights businesses continue to grow market share and make progress towards long-term strategic objectives, which ultimately should enhance the durability and quality of our returns.”

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4 billion, which are excluded from capital allocation calculations. Agency assets exclude assets transferred or pledged to securitization vehicles of $0.5 billion and include TBA purchase contracts (market value) of $19.3 billion and $30 million of retained securities that are eliminated in consolidation. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $8.4 billion, include $1.0 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7 billion. MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets, and unsettled commitments of $190 million.
(2) Includes limited partnership interests in two MSR funds, one of which is reported in Other Assets, and unsettled commitments of $190 million. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close.
(3) Annaly announced the sale of its Middle Market Lending portfolio for approximately $2.4 billion on April 25, 2022. The transaction represents substantially all of the Middle Market Lending assets held on balance sheet as well as assets managed for third parties. The majority of these assets were legally transferred during the second quarter of 2022 and the remaining assets are expected to be transferred by the third quarter of 2022. For more information, please see the 8-K filing.
(4) Issuer ranking data from Inside Nonconforming Markets as of June 30, 2022. Reflects 1H'22 data.
(5) Represents a $250 million committed credit facility and a $250 million accordion for total capacity of $500 million.
(6) These amounts include ~$220 million raised through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. The May 2022 common equity offering excludes any applicable underwriting discounts and other estimated offering expenses and includes the underwriters’ full exercise of their overallotment option to purchase additional shares of stock.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021:

	June 30, 2022	March 31, 2022	June 30, 2021
Book value per common share	$5.90	$6.77	$8.37
GAAP leverage at period-end (1)	5.4:1	5.3:1	4.7:1
GAAP net income (loss) per average common share (2)	$0.55	$1.37	$(0.23)
Annualized GAAP return (loss) on average equity	30.60%	65.62%	(8.51%)
Net interest margin (3)	2.64%	3.20%	1.66%
Average yield on interest earning assets (4)	3.58%	3.61%	1.97%
Average GAAP cost of interest bearing liabilities (5)	1.12%	0.48%	0.35%
Net interest spread	2.46%	3.13%	1.62%
Non-GAAP metrics *
Earnings available for distribution per average common share (2)	$0.30	$0.28	$0.30
Annualized EAD return on average equity	17.49%	14.01%	13.05%
Economic leverage at period-end (1)	6.6:1	6.4:1	5.8:1
Net interest margin (excluding PAA) (3)	2.20%	2.04%	2.09%
Average yield on interest earning assets (excluding PAA) (4)	2.87%	2.62%	2.76%
Average economic cost of interest bearing liabilities (5)	1.11%	0.89%	0.83%
Net interest spread (excluding PAA)	1.76%	1.73%	1.93%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(2) Net of dividends on preferred stock.
(3) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Updates to Financial Disclosures
Beginning with the quarter ended March 31, 2022, in light of the continued growth of its mortgage servicing rights portfolio, the Company enhanced its financial disclosures by separately reporting servicing income and servicing expense in its Consolidated Statements of Comprehensive Income (Loss). Servicing income and servicing expense were previously included within Other income (loss). As a result of this change, prior periods have been adjusted to conform to the current presentation.
In addition, beginning with the quarter ended March 31, 2022, the Company consolidated certain line items in its Consolidated Statements of Comprehensive Income (Loss) in an effort to streamline and simplify its financial presentation. Amounts previously reported under Net interest component of interest rate swaps, Realized gains (losses) on termination or maturity of interest rate swaps, Unrealized gains (losses) on interest rate swaps and Net gains (losses) on other derivatives are combined into a single line item titled Net gains (losses) on derivatives. Similarly, amounts previously reported under Net gains (losses) on disposal of investments and other and Net unrealized gains (losses) on instruments measured at fair value through earnings are combined into a single line item titled Net gains (losses) on investments and other. As a result of these changes, prior periods have been adjusted to conform to the current presentation.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; our ability to grow our residential credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities, and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Investors" section of our website, www.annaly.com, then click on "Investor Resources" and select "Email Alerts" to complete the email notification form. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Second Quarter 2022 Investor Presentation and the Second Quarter 2022 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the second quarter 2022 earnings conference call on July 28, 2022 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10168431/f37809757b. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 8286631. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30, 2022	March 31, 2022	December 31, 2021 (1)	September 30, 2021	June 30, 2021
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$853,932	$955,840	$1,342,090	$1,046,300	$1,380,456
Securities	59,042,734	60,727,637	63,655,674	65,622,352	69,032,335
Loans, net	1,487,133	3,617,818	4,242,043	3,580,521	3,563,008
Mortgage servicing rights	1,421,420	1,108,937	544,562	572,259	202,616
Interests in MSR	83,622	85,653	69,316	57,530	49,035
Assets transferred or pledged to securitization vehicles	8,877,247	7,809,307	6,086,308	4,738,481	4,073,156
Assets of disposal group held for sale	97,414	—	194,138	238,042	3,302,001
Derivative assets	748,432	964,075	170,370	331,395	181,889
Receivable for unsettled trades	434,227	407,225	2,656	42,482	14,336
Principal and interest receivable	300,028	246,739	234,983	234,810	250,210
Goodwill and intangible assets, net	18,195	23,110	24,241	25,371	26,502
Other assets	272,865	238,793	197,683	172,890	300,761
Total assets	$73,637,249	$76,185,134	$76,764,064	$76,662,433	$82,376,305
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$51,364,097	$52,626,503	$54,769,643	$55,475,420	$60,221,067
Other secured financing	—	914,255	903,255	729,555	909,655
Debt issued by securitization vehicles	7,502,483	6,711,953	5,155,633	3,935,410	3,315,087
Participations issued	696,944	775,432	1,049,066	641,006	315,810
Liabilities of disposal group held for sale	3,608	—	154,956	159,508	2,362,690
Derivative liabilities	379,708	826,972	881,537	912,134	900,259
Payable for unsettled trades	1,995,960	1,992,568	147,908	571,540	154,405
Interest payable	91,962	80,870	91,176	109,586	173,721
Dividends payable	354,027	321,423	321,142	318,986	317,714
Other liabilities	158,560	456,388	94,423	91,421	66,721
Total liabilities	62,547,349	64,706,364	63,568,739	62,944,566	68,737,129
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	16,092	14,610	14,597	14,499	14,442
Additional paid-in capital	21,281,077	20,321,952	20,313,832	20,228,366	20,178,692
Accumulated other comprehensive income (loss)	(4,310,926)	(2,465,482)	958,410	1,638,638	1,780,275
Accumulated deficit	(7,496,061)	(7,980,407)	(9,653,582)	(9,720,270)	(9,892,863)
Total stockholders’ equity	11,026,751	11,427,242	13,169,826	13,697,802	13,617,115
Noncontrolling interests	63,149	51,528	25,499	20,065	22,061
Total equity	11,089,900	11,478,770	13,195,325	13,717,867	13,639,176
Total liabilities and equity	$73,637,249	$76,185,134	$76,764,064	$76,662,433	$82,376,305

(1) Derived from the audited consolidated financial statements at December 31, 2021.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding.
(3) Includes 2,936,500,000 shares authorized. Includes 1,609,215,497 shares issued and outstanding at June 30, 2022; 1,461,012,252 shares issued and outstanding at March 31, 2022; 1,459,736,258 shares issued and outstanding at December 31, 2021; 1,449,935,017 shares issued and outstanding at September 30, 2021; 1,444,156,029 shares issued and outstanding at June 30, 2021.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net interest income
Interest income	$645,615	$655,850	$422,780	$412,972	$383,906
Interest expense	170,475	74,922	61,785	50,438	61,047
Net interest income	475,140	580,928	360,995	362,534	322,859
Net servicing income
Servicing and related income	55,685	34,715	31,322	17,948	10,519
Servicing and related expense	5,949	3,757	4,290	3,012	2,603
Net servicing income	49,736	30,958	27,032	14,936	7,916
Other income (loss)
Net gains (losses) on investments and other	(615,216)	(159,804)	(40,473)	102,819	20,207
Net gains (losses) on derivatives	1,015,643	1,642,028	135,359	84,950	(581,962)
Loan loss (provision) reversal	26,913	(608)	(194)	6,134	(494)
Business divestiture-related gains (losses)	(23,955)	(354)	(16,514)	(14,009)	1,527
Other, net	(5,486)	3,058	(415)	1,285	(6,241)
Total other income (loss)	397,899	1,484,320	77,763	181,179	(566,963)
General and administrative expenses
Compensation expense	22,243	33,002	27,061	27,859	32,013
Other general and administrative expenses	13,795	12,762	13,640	16,023	21,513
Total general and administrative expenses	36,038	45,764	40,701	43,882	53,526
Income (loss) before income taxes	886,737	2,050,442	425,089	514,767	(289,714)
Income taxes	23,420	26,548	6,629	(6,767)	5,134
Net income (loss)	863,317	2,023,894	418,460	521,534	(294,848)
Net income (loss) attributable to noncontrolling interests	(3,379)	1,639	2,979	2,290	794
Net income (loss) attributable to Annaly	866,696	2,022,255	415,481	519,244	(295,642)
Dividends on preferred stock	26,883	26,883	26,883	26,883	26,883
Net income (loss) available (related) to common stockholders	$839,813	$1,995,372	$388,598	$492,361	$(322,525)
Net income (loss) per share available (related) to common stockholders
Basic	$0.55	$1.37	$0.27	$0.34	$(0.23)
Diluted	$0.55	$1.36	$0.27	$0.34	$(0.23)
Weighted average number of common shares outstanding
Basic	1,522,436,766	1,461,363,637	1,454,138,154	1,445,315,914	1,410,239,138
Diluted	1,523,595,000	1,462,451,965	1,455,411,503	1,446,357,867	1,410,239,138
Other comprehensive income (loss)
Net income (loss)	$863,317	$2,023,894	$418,460	$521,534	$(294,848)
Unrealized gains (losses) on available-for-sale securities	(2,503,250)	(3,568,679)	(685,699)	(113,451)	(191,541)
Reclassification adjustment for net (gains) losses included in net income (loss)	657,806	144,787	5,471	(28,186)	(30,415)
Other comprehensive income (loss)	(1,845,444)	(3,423,892)	(680,228)	(141,637)	(221,956)
Comprehensive income (loss)	(982,127)	(1,399,998)	(261,768)	379,897	(516,804)
Comprehensive income (loss) attributable to noncontrolling interests	(3,379)	1,639	2,979	2,290	794
Comprehensive income (loss) attributable to Annaly	(978,748)	(1,401,637)	(264,747)	377,607	(517,598)
Dividends on preferred stock	26,883	26,883	26,883	26,883	26,883
Comprehensive income (loss) attributable to common stockholders	$(1,005,631)	$(1,428,520)	$(291,630)	$350,724	$(544,481)

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the six months ended
	June 30, 2022	June 30, 2021
	(unaudited)	(unaudited)
Net interest income
Interest income	$1,301,465	$1,147,284
Interest expense	245,397	137,020
Net interest income	1,056,068	1,010,264
Net servicing income
Servicing and related income	90,400	19,748
Servicing and related expense	9,706	4,900
Net servicing income	80,694	14,848
Other income (loss)
Net gains (losses) on investments and other	(775,020)	58,612
Net gains (losses) on derivatives	2,657,671	587,421
Loan loss (provision) reversal	26,305	139,126
Business divestiture-related gains (losses)	(24,309)	(248,036)
Other, net	(2,428)	295
Total other income (loss)	1,882,219	537,418
General and administrative expenses
Compensation expense	55,245	63,531
Other general and administrative expenses	26,557	37,900
Total general and administrative expenses	81,802	101,431
Income (loss) before income taxes	2,937,179	1,461,099
Income taxes	49,968	4,813
Net income (loss)	2,887,211	1,456,286
Net income (loss) attributable to noncontrolling interests	(1,740)	1,115
Net income (loss) attributable to Annaly	2,888,951	1,455,171
Dividends on preferred stock	53,766	53,766
Net income (loss) available (related) to common stockholders	$2,835,185	$1,401,405
Net income (loss) per share available (related) to common stockholders
Basic	$1.90	$1.00
Diluted	$1.90	$1.00
Weighted average number of common shares outstanding
Basic	1,492,068,912	1,404,755,496
Diluted	1,493,254,890	1,405,764,272
Other comprehensive income (loss)
Net income (loss)	$2,887,211	$1,456,286
Unrealized gains (losses) on available-for-sale securities	(6,071,929)	(1,620,468)
Reclassification adjustment for net (gains) losses included in net income (loss)	802,593	26,408
Other comprehensive income (loss)	(5,269,336)	(1,594,060)
Comprehensive income (loss)	(2,382,125)	(137,774)
Comprehensive income (loss) attributable to noncontrolling interests	(1,740)	1,115
Comprehensive income (loss) attributable to Annaly	(2,380,385)	(138,889)
Dividends on preferred stock	53,766	53,766
Comprehensive income (loss) attributable to common stockholders	$(2,434,151)	$(192,655)

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2022, March 31, 2022, and June 30, 2021:

	June 30, 2022	March 31, 2022	June 30, 2021
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	97%	97%	98%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	3%	3%	2%
Weighted average experienced CPR for the period	14.9%	16.7%	26.4%
Weighted average projected long-term CPR at period-end	7.7%	9.5%	12.9%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	47	68	88
Hedge ratio (1)	107%	109%	75%
Weighted average pay rate on interest rate swaps at period-end (2)	1.16%	0.70%	0.81%
Weighted average receive rate on interest rate swaps at period-end (2)	1.65%	0.50%	0.34%
Weighted average net rate on interest rate swaps at period-end (2)	(0.49%)	0.20%	0.47%
GAAP leverage at period-end (3)	5.4:1	5.3:1	4.7:1
GAAP capital ratio at period-end (4)	15.1%	15.1%	16.6%
Performance related metrics
Book value per common share	$5.90	$6.77	$8.37
GAAP net income (loss) per average common share (5)	$0.55	$1.37	$(0.23)
Annualized GAAP return (loss) on average equity	30.60%	65.62%	(8.51%)
Net interest margin (6)	2.64%	3.20%	1.66%
Average yield on interest earning assets (7)	3.58%	3.61%	1.97%
Average GAAP cost of interest bearing liabilities (8)	1.12%	0.48%	0.35%
Net interest spread	2.46%	3.13%	1.62%
Dividend declared per common share	$0.22	$0.22	$0.22
Annualized dividend yield (9)	14.89%	12.50%	9.91%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.30	$0.28	$0.30
Annualized EAD return on average equity (excluding PAA)	17.49%	14.01%	13.05%
Economic leverage at period-end (3)	6.6:1	6.4:1	5.8:1
Economic capital ratio at period end (4)	13.0%	13.1%	14.3%
Net interest margin (excluding PAA) (6)	2.20%	2.04%	2.09%
Average yield on interest earning assets (excluding PAA) (7)	2.87%	2.62%	2.76%
Average economic cost of interest bearing liabilities (8)	1.11%	0.89%	0.83%
Net interest spread (excluding PAA)	1.76%	1.73%	1.93%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(7) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(8) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(9) Based on the closing price of the Company’s common stock of $5.91, $7.04 and $8.88 at June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	June 30, 2022	March 31, 2022	June 30, 2021
Agency mortgage-backed securities	$55,593,336	$57,787,141	$66,468,519
Residential credit risk transfer securities	965,714	845,809	827,328
Non-agency mortgage-backed securities	2,026,658	1,737,333	1,582,323
Commercial mortgage-backed securities	457,026	357,354	154,165
Total securities	$59,042,734	$60,727,637	$69,032,335
Residential mortgage loans	$1,486,811	$1,650,151	$1,029,929
Residential mortgage loan warehouse facility	322	—	—
Corporate debt	—	1,967,667	2,066,709
Corporate debt, held for sale	—	—	466,370
Total loans, net	$1,487,133	$3,617,818	$3,563,008
Mortgage servicing rights	$1,421,420	$1,108,937	$202,616
Interests in MSR	$83,622	$85,653	$49,035
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$458,268	$544,991	$605,163
Residential mortgage loans transferred or pledged to securitization vehicles	8,418,979	7,264,316	3,467,993
Assets transferred or pledged to securitization vehicles	$8,877,247	$7,809,307	$4,073,156
Assets of disposal group held for sale	$97,414	$—	$3,302,001
Total investment portfolio	$71,009,570	$73,349,352	$80,222,151

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution (“EAD”);
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(dollars in thousands, except per share data)
GAAP net income (loss)	$863,317	$2,023,894	$(294,848)
Net income (loss) attributable to noncontrolling interests	(3,379)	1,639	794
Net income (loss) attributable to Annaly	866,696	2,022,255	(295,642)
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other	615,216	159,804	(20,207)
Net (gains) losses on derivatives (1)	(1,014,651)	(1,704,569)	498,875
Loan loss provision (reversal) (2)	(29,380)	812	1,078
Business divestiture-related (gains) losses	23,955	354	(1,527)
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles (3)	1,302	1,130	5,635
Non-EAD (income) loss allocated to equity method investments (4)	(3,270)	(9,920)	3,141
Transaction expenses and non-recurring items (5)	1,751	3,350	1,150
Income tax effect of non-EAD income (loss) items	28,841	27,091	7,147
TBA dollar roll income and CMBX coupon income (6)	161,673	129,492	111,592
MSR amortization (7)	(33,810)	(19,652)	(13,491)
Plus:
Premium amortization adjustment cost (benefit)	(127,521)	(179,516)	153,607
Earnings available for distribution *	490,802	430,631	451,358
Dividends on preferred stock	26,883	26,883	26,883
Earnings available for distribution attributable to common stockholders *	$463,919	$403,748	$424,475
GAAP net income (loss) per average common share	$0.55	$1.37	$(0.23)
Earnings available for distribution per average common share *	$0.30	$0.28	$0.30
Annualized GAAP return (loss) on average equity	30.60%	65.62%	(8.51%)
Annualized EAD return on average equity *	17.49%	14.01%	13.05%
* Represents a non-GAAP financial measure.
(1) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $1.0 million, ($62.5) million and ($83.1) million for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(2) Includes ($2.5) million, $0.2 million and $0.6 million of loss provision (reversal) on the Company’s unfunded loan commitments for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(3) Includes depreciation and amortization expense related to equity method investments.
(4) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(5) The quarters ended June 30, 2022, March 31, 2022 and June 30, 2021 include costs incurred in connection with securitizations of residential whole loans.
(6) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $1.1 million, $1.1 million and $1.4 million for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(7) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in earnings available for distribution.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended June 30, 2022, March 31, 2022, and June 30, 2021:

	For the quarters ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(dollars in thousands)
Premium amortization expense (accretion)	$(4,869)	$(25,353)	$320,108
Less: PAA cost (benefit)	(127,521)	(179,516)	153,607
Premium amortization expense (excluding PAA)	$122,652	$154,163	$166,501

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds, mortgages payable or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	June 30, 2022	March 31, 2022	June 30, 2021
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$51,364,097	$52,626,503	$60,221,067
Other secured financing	—	914,255	909,655
Debt issued by securitization vehicles	7,502,483	6,711,953	3,315,087
Participations issued	696,944	775,432	315,810
Debt included in liabilities of disposal group held for sale	—	—	2,306,633
Total GAAP debt	$59,563,524	$61,028,143	$67,068,252
Less Non-Recourse Debt:
Credit facilities (1)	$—	$(914,255)	$(909,655)
Debt issued by securitization vehicles	(7,502,483)	(6,711,953)	(3,315,087)
Participations issued	(696,944)	(775,432)	(315,810)
Non-recourse debt included in liabilities of disposal group held for sale	—	—	(2,035,982)
Total recourse debt	$51,364,097	$52,626,503	$60,491,718
Plus / (Less):
Cost basis of TBA and CMBX derivatives	$19,723,326	$19,006,949	$18,107,549
Payable for unsettled trades	1,995,960	1,992,568	154,405
Receivable for unsettled trades	(434,227)	(407,225)	(14,336)
Economic debt *	$72,649,156	$73,218,795	$78,739,336
Total equity	$11,089,900	$11,478,770	$13,639,176
Economic leverage ratio *	6.6:1	6.4:1	5.8:1

* Represents a non-GAAP financial measure. (1) Included in Other secured financing in the Company’s Consolidated Statements of Financial Condition.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	June 30, 2022	March 31, 2022	June 30, 2021
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$73,637,249	$76,185,134	$82,376,305
Less:
Gross unrealized gains on TBA derivatives (1)	(60,661)	(24,757)	(31,943)
Debt issued by securitization vehicles (2)	(7,502,483)	(6,711,953)	(4,925,196)
Plus:
Implied market value of TBA derivatives	19,282,979	18,284,708	17,691,150
Total economic assets *	$85,357,084	$87,733,132	$95,110,316
Total equity	$11,089,900	$11,478,770	$13,639,176
Economic capital ratio (3) *	13.0%	13.1%	14.3%

* Represents a non-GAAP financial measure.
(1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.
(2) Includes debt issued by securitization vehicles reported in Liabilities of disposal group held for sale in the Company's
    Consolidated Statements of Financial Condition.
(3) Economic capital ratio is computed as total equity divided by total economic assets.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended June 30, 2022.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	June 30, 2022	March 31, 2022	June 30, 2021
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$645,615	$655,850	$383,906
Premium amortization adjustment	(127,521)	(179,516)	153,607
Interest income (excluding PAA) *	$518,094	$476,334	$537,513
Economic interest expense reconciliation
GAAP interest expense	$170,475	$74,922	$61,047
Add:
Net interest component of interest rate swaps	(992)	62,541	83,087
Economic interest expense *	$169,483	$137,463	$144,134
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$518,094	$476,334	$537,513
Less:
Economic interest expense *	169,483	137,463	144,134
Economic net interest income (excluding PAA) *	$348,611	$338,871	$393,379

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	June 30, 2022	March 31, 2022	June 30, 2021
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$72,123,055	$72,590,876	$77,916,766
Interest income (excluding PAA) *	$518,094	$476,334	$537,513
Average yield on interest earning assets (excluding PAA) *	2.87%	2.62%	2.76%
Average interest bearing liabilities	$60,446,528	$61,865,292	$68,469,413
Economic interest expense *	$169,483	$137,463	$144,134
Average economic cost of interest bearing liabilities *	1.11%	0.89%	0.83%
Economic net interest income (excluding PAA) *	$348,611	$338,871	$393,379
Net interest spread (excluding PAA) *	1.76%	1.73%	1.93%
Interest income (excluding PAA) *	$518,094	$476,334	$537,513
TBA dollar roll income and CMBX coupon income	161,673	129,492	111,592
Economic interest expense *	(169,483)	(137,463)	(144,134)
Subtotal	$510,284	$468,363	$504,971
Average interest earnings assets	$72,123,055	$72,590,876	$77,916,766
Average TBA contract and CMBX balances	20,566,553	19,229,537	18,761,062
Subtotal	$92,689,608	$91,820,413	$96,677,828
Net interest margin (excluding PAA) *	2.20%	2.04%	2.09%
* Represents a non-GAAP financial measure.